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                                 EXHIBIT 23.1



















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                                                                    EXHIBIT 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference and use in the Prospectus constituting part of Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 28, 1996 appearing on page F-2 of Paxson Communications Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the use in the Prospectus constituting part of Amendment No. 1 to the Registration Statement on Form S-3 of our report dated July 22, 1996 relating to the financial statements of WHUB, Inc. as of and for the year ended December 31, 1995. We also consent to the use in the Prospectus constituting part of Amendment No. 1 to the Registration
Statement on Form S-3 of our reports dated July 26, 1996 relating to the financial statements of WTKS-FM (a division of Press Broadcasting Company) and Todd Communications, Inc. each as of and for the year ended December 31, 1995. We also consent to the use in the Prospectus constituting part of Amendment
No. 1 to the Registration Statement on Form S-3 of our report dated August 2, 1996 relating to the financial statements of Southern Broadcasting Companies, Inc. as of and for the year ended December 31, 1995. We also consent to the use in the Prospectus constituting part of Amendment No. 1 to the Registration Statement on Form S-3 of our report dated September 12, 1996 relating to the financial statements of Ponce Nicasio Broadcasting Ltd. as of and for the year ended April 30, 1996. We also consent to the references to us under the heading "Experts" in such Prospectus.



Price Waterhouse LLP

Fort Lauderdale, Florida
September 16, 1996